Exhibit 99.4

NOTICE OF WITHDRAWAL OF TENDER

REGARDING CLASS A SHARES AND CLASS I SHARES IN THE

EVANSTON MULTI-ALPHA FUND

(formerly, NORTH SQUARE EVANSTON MULTI-ALPHA FUND)

TENDERED PURSUANT TO THE OFFER TO REPURCHASE

DATED MARCH 25, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON APRIL 27, 2026,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

EVANSTON MULTI-ALPHA FUND BY

11:59 PM, EASTERN TIME, ON APRIL 27, 2026,

UNLESS THE OFFER IS EXTENDED.

Complete this form only if you would like to rescind your previous Tender Request

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO:

Regular Mail

Evanston Multi-Alpha Fund

c/o Ultimus Fund Solutions, LLC

P.O. Box 46707

Cincinnati, OH 45246

Overnight Courier

Evanston Multi-Alpha Fund

c/o Ultimus Fund Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Fax

(402) 963-9094

For Additional Information:

Phone: (833) 821-7800

Complete this form only if you would like to rescind your previous Tender Request

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in Evanston Multi-Alpha Fund (formerly, North Square Evanston Multi-Alpha Fund) (the “Fund”) for repurchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund dated March 25, 2026 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s shares.

☐	That amount of the undersigned’s shares having the following dollar value:

Class A Shares: $___________	Class I Shares: $___________

☐	That number of the undersigned’s shares equal to:

Class A Shares: __________	Class I Shares: __________

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐	NONE of the undersigned’s shares will be repurchased by the Fund.

☐	SOME of the undersigned’s shares will be repurchased by the Fund and the dollar value of those shares still to be repurchased by the Fund is:

Class A Shares: $___________*	Class I Shares: $___________*

☐	SOME of the undersigned’s shares will be repurchased by the Fund and the number of those shares still to be repurchased by the Fund is:

Class A Shares: ___________*	Class I Shares: ___________*

*	NOTE: This option may be used only to decrease the dollar value or number of the shares to be repurchased by the Fund. If an increase in the dollar value or number of the shares to be repurchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s Class A Shares and/or Class I Shares in the Fund (as indicated above) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

Account Number: _________________________

PLEASE BE SURE TO COMPLETE THE SIGNATURE PAGE OF THIS FORM.

SIGNATURE(S)

If held jointly, all joint holders must execute this signature page.

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)	Joint Owner Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)

Print Name of Shareholder	Print Name of Shareholder

Print Name and Title	Print Name and Title

Date:	Date:

Custodian Signature

Custodian Print Name

Custodian Title

Date:

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